Exhibit 99.2

Personnes-ressources pour les médias :

Robyn Tice – 617 672-8940

Robert Brunelle – 514 390-1225

rtice@eatonvance.com

rbrunelle@hexavest.com

Eaton Vance Corp. acquiert une participation
de 49 % dans Hexavest inc.

BOSTON (Massachusetts), le 18 juin 2012 – Eaton Vance Corp. (symbole à la bourse de New York : EV) et Hexavest inc. ont annoncé aujourd’hui qu’elles avaient conclu une entente définitive prévoyant l’acquisition par Eaton Vance de 49 % des actions d’Hexavest, dans le cadre d’une opération au comptant. À la suite de l’opération, les actionnaires-employés d‘Hexavest continueront de contrôler la société et d’en diriger les activités.

Établie à Montréal, au Canada, Hexavest offre des services de gestion discrétionnaire de placements en actions et des stratégies de répartition tactique de l’actif pour le compte d’une clientèle institutionnelle au Canada, aux États-Unis, en Europe et en Asie-Pacifique, en recourant principalement à un style de gestion descendante fondé sur l’analyse fondamentale et les modèles quantitatifs exclusifs de la société. Au 31 mai 2012, Hexavest gérait 9,9 G$ US (10,3 G$ CA) d’actifs pour plus d’une centaine de clients essentiellement dans le cadre de mandats d’investissement en actions canadiennes et étrangères.

Une fois l’opération réalisée, Eaton Vance aura comme responsabilité principale l’expansion des activités d‘Hexavest à l’extérieur du Canada. Eaton Vance entend également lancer une série de nouveaux fonds communs de placement aux États-Unis et à l’étranger dont le sous-conseiller en valeurs sera Hexavest.

« L’expansion de nos capacités de placement mondiales et internationales demeure l’une de nos priorités stratégiques », a déclaré Thomas E. Faust Jr., président du conseil et chef de la direction d’Eaton Vance. « Cette opération nous permettra d’offrir à nos clients toute une gamme de stratégies à rendements supérieurs gérées par une équipe ayant fait ses preuves. Nous sommes convaincus que le processus d’investissement unique d‘Hexavest et sa feuille de route impressionnante en matière de rendement, combinés à la grande présence d’Eaton Vance sur le marché et à ses canaux de distribution bien établis, placent la société en excellente position pour poursuivre sa croissance ».

« C’est avec plaisir que nous accueillons Eaton Vance à titre d’actionnaire important et de partenaire stratégique », a déclaré Vital Proulx, président et chef des placements d’Hexavest. « La structure de cette opération nous permet de réaliser notre objectif d’avoir accès au réseau mondial de distribution  d’un gestionnaire de placements de premier plan du calibre d’Eaton Vance, tout en préservant notre autonomie d’exploitation et d’investissement ».

La réalisation de l’opération est soumise à certaines conditions de clôture habituelles.

Eaton Vance Corp., dont les origines remontent à 1924, est l’une des plus anciennes firmes de gestion de placements aux États-Unis. Eaton Vance et les membres de son groupe gèrent un actif de 197,5 G$ (au 30 avril 2012) et offrent aux particuliers, de même qu’à des clients institutionnels, un vaste éventail de stratégies d’investissement et de solutions en gestion du patrimoine. La réputation de longue date de cette société comme fournisseur de services exemplaires et novateurs, de même que ses rendements attrayants malgré la conjoncture des marchés, en ont fait le gestionnaire de placements par excellence de nombreux investisseurs parmi les plus avisés. Pour de plus amples renseignements sur la société Eaton Vance, visitez le site www.eatonvance.com.

Hexavest inc., fondée en 2004 par six partenaires, a recours à une démarche de placement utilisée de façon constante depuis 1991. Dans le cadre du processus d’investissement d’Hexavest, la répartition par région, par pays, par devise et par secteur d’activité est fondée essentiellement sur l’observation de l’environnement macroéconomique, l’évaluation des marchés et l’analyse du sentiment des investisseurs. La sélection des titres est fonction d’une optimisation et d’un filtrage quantitatifs permettant d’atteindre l’exposition voulue au marché et de mettre l’accent sur les actions offrant un potentiel de rendement supérieur. Pour de plus amples renseignements sur Hexavest, visitez le site www.hexavest.com.